Exhibit 99.1

UNION PACIFIC REPORTS FOURTH QUARTER EARNINGS

2005 Highlights — Revenue Growth and Improved Efficiency

FOR IMMEDIATE RELEASE:

OMAHA, Neb., January 19, 2006 – Union Pacific Corporation (NYSE: UNP) today reported 2005 fourth quarter net income of $296 million, or $1.10 per diluted share, compared to $79 million, or $0.30 per diluted share in the fourth quarter of 2004. The 2004 results include the impact of a non-cash charge for unasserted asbestos claims of $154 million after-tax, or $0.58 per diluted share. Excluding the asbestos charge, 2005 fourth quarter diluted earnings per share increased by 25 percent.

“Union Pacific is operating more efficiently, allowing us to handle record volumes and recover more rapidly from challenges such as hurricanes, the Kansas washouts and severe winter storms,” said Jim Young, President and Chief Executive Officer. “We have gained traction throughout the year with our operating initiatives. I am particularly pleased that we converted strong revenue growth into a significant increase in operating income.”

2005 Fourth Quarter Summary

In the fourth quarter of 2005, Union Pacific Corporation reported operating income of $533 million compared to 2004’s $451 million, which excludes the $247 million pre-tax, non-cash asbestos charge.

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•	The Railroad’s commodity revenue was up 13 percent to a quarterly best $3.5 billion, with all commodities posting increases for the quarter. The main component of the growth was an 11 percent increase in average revenue per car (ARC), which reached an all-time record of $1,428 per car in the fourth quarter. Growth in ARC can be attributed to fuel cost recovery under the Company’s surcharge programs and yield improvements.

•	Business volumes, as measured by total carloads, grew one percent to a fourth quarter record 2.4 million.

•	Operating margin improved to 14.7 percent versus 14.0 percent in 2004. The 2004 fourth quarter results exclude the impact of the non-cash asbestos charge. Including the charge, the reported fourth quarter 2004 operating margin was 6.3 percent.

•	The Railroad’s average quarterly fuel price including transportation and taxes was $2.08 compared to $1.46 per gallon in 2004, a 42 percent increase.

•	Quarterly average train speed, as reported to the Association of American Railroads, was 20.5 mph, the same as the fourth quarter of 2004. Quarterly terminal dwell time improved 4 percent to 29.8 hours versus 31.2 hours reported in the fourth quarter of 2004.

Fourth Quarter Commodity Revenue Summary versus 2004

•	Industrial Products up 19 percent

•	Agricultural up 18 percent

•	Intermodal up 14 percent

•	Automotive up 8 percent

•	Chemicals and Energy each up 6 percent

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2005 Full Year Summary

Full year 2005 net income was $1.0 billion or $3.85 per diluted share, versus $604 million, or $2.30 per diluted share in 2004. The 2005 full year results include a non-cash income tax expense reduction of $118 million after-tax, or $.44 per diluted share. The 2004 full year results include the impact of the non-cash asbestos charge. The comparison of 2005 and 2004 earnings, excluding the tax and asbestos items, would be $3.41 per diluted share versus $2.89 per diluted share, an 18 percent increase.

•	Railroad commodity revenue totaled a record $13.0 billion, an 11 percent increase. The main driver of this growth was a $122 increase in ARC to a record $1,358 per car. Growth in ARC can be attributed to fuel cost recovery under the Company’s surcharge programs and yield improvements.

•	Business volumes, as measured by total carloads, increased 1 percent to a record level of 9.5 million.

•	Operating income was $1.8 billion, a 16 percent increase from $1.5 billion in 2004, which excluded the non-cash asbestos charge. The reported 2004 operating income was $1.3 billion.

•	Operating margin improved to 13.2 percent versus 12.6 percent in 2004, excluding the non-cash asbestos charge. The reported 2004 full year operating margin was 10.6 percent.

•	The Railroad’s average yearly fuel price including transportation and taxes was $1.77 compared to $1.22 per gallon in 2004, a 45 percent increase.

•	Average system speed, as reported to the Association of American Railroads, declined 0.3 mph in 2005 to 21.1 mph. This compares to an average system speed of 21.4 mph in 2004. Average terminal dwell time improved 6 percent versus 2004, to 28.7 hours from 30.5 hours.

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2006 Outlook

“Looking ahead, we are optimistic about 2006. Our network is more resilient than it was at this time last year and we are continuing to build momentum,” Young said. “We expect demand will continue to be strong, particularly in the areas of coal and intermodal.

“In 2006, we will focus on providing better service to our customers, improving the efficiency of our network and increasing the financial returns on our business.”

Non-GAAP Reconciliation

The fourth quarter 2004 operating income, full year 2004 operating income, and diluted earnings per share of $451 million, $1.5 billion and $2.89, respectively, exclude the non-cash charge for unasserted asbestos claims and are non-GAAP measures. The asbestos charge was made to reflect an increase in the Company’s estimated liability, which had previously recognized asserted asbestos claims, to also include unasserted claims.

In addition, the full year 2005 net income of $908 million and earnings per diluted share of $3.41 exclude the income tax reduction item reported in the third quarter of 2005 and are also non-GAAP measures. Management believes these measures provide an alternative presentation of results that more accurately reflects on-going Company operations, without the distorting effects of the asbestos charge and income tax expense reduction items. These measures should be considered in addition to, not as a substitute for, operating income, net income and diluted earnings per share.

The following table provides reconciliations for the fourth quarter 2004, full year 2004 and full year 2005 for operating income, net income, diluted earnings per share and operating margin, excluding the asbestos charge and income tax expense reduction, to reported operating income, net income, diluted earnings per share and operating margin:

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Dollars in millions, except per share amounts

	Fourth Quarter			Full Year
	2005	2004	Pct Chg	2005	2004	Pct Chg
Operating Income
As reported	$533	$204	F	$1,795	$1,295	39%
Asbestos Charge	—	247	—	—	247	—
Income Tax Expense Reduction	—	—	—	—	—	—

Adjusted	$533	$451	18%	$1,795	$1,542	16%

Net Income
As reported	$296	$79	F	$1,026	$604	70%
Asbestos Charge	—	154	—	—	154	—
Income Tax Expense Reduction	—	—	—	(118)	—	—

Adjusted	$296	$233	27%	$908	$758	20%

Diluted EPS
As reported	$1.10	$0.30	F	$3.85	$2.30	67%
Asbestos Charge	—	0.58	—	—	0.59	—
Income Tax Expense Reduction	—	—	—	(0.44)	—	—

Adjusted	$1.10	$0.88	25%	$3.41	$2.89	18%

Operating Margin
As reported	14.7%	6.3%	8.4 pts	13.2%	10.6%	2.6 pts
Asbestos Charge	—	7.7%	—	—	2.0%	—
Income Tax Expense Reduction	—	—	—	—		—

Adjusted	14.7%	14.0%	0.7 pts	13.2%	12.6%	0.6 pts

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern

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gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Kathryn Blackwell at 402-544-3753 or 402-319-4288.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to continued or increasing demand for rail transportation in excess of supply; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve system velocity, customer service and shareholder returns; expectations as to increased returns, cost savings, revenue growth and earnings; expectations regarding fuel price; the time by which certain objectives will be achieved, including expected improvements in velocity and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations as to operational, service and network fluidity improvements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including those plans and management initiatives to improve system velocity and network performance or otherwise improve operations; the impact of ongoing track maintenance and restoration work being performed in the Southern Powder River Basin of Wyoming; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods, hurricanes and earthquakes; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs; labor stoppages; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

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Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on the website is not, and should not be construed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

Periods Ended December 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Fourth Quarter			Full Year
	2005	2004	Pct Chg	2005	2004	Pct Chg
Operating Revenues	$3,621	$3,217	13	$13,578	$12,215	11
Operating Expenses
Salaries, Wages, and Employee Benefits	1,108	1,051	5	4,375	4,167	5
Equipment and Other Rents	353	331	7	1,402	1,374	2
Depreciation	300	282	6	1,175	1,111	6
Fuel and Utilities	753	533	41	2,562	1,816	41
Materials and Supplies	143	129	11	546	488	12
Purchased Services and Other	431	687	(37)	1,723	1,964	(12)

Total Operating Expenses	3,088	3,013	2	11,783	10,920	8

Operating Income	533	204	F	1,795	1,295	39
Other Income - Net	54	22	F	145	88	65
Interest Expense	(120)	(130)	(8)	(504)	(527)	(4)

Income Before Income Taxes	467	96	F	1,436	856	68
Income Tax Expense	(171)	(17)	U	(410)	(252)	63

Net Income	$296	$79	F	$1,026	$604	70

Basic Earnings Per Share	$1.11	$0.30	F	$3.89	$2.33	67
Diluted Earnings Per Share	$1.10	$0.30	F	$3.85	$2.30	67

January 19, 2006	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended December 31

(Unaudited)

	Fourth Quarter			Full Year
	2005	2004	Pct Chg	2005	2004	Pct Chg
Commodity Revenue (000):
Agricultural	$558,358	$471,259	18	$1,971,210	$1,675,054	18
Automotive	351,572	324,410	8	1,273,188	1,235,083	3
Chemicals	475,723	446,806	6	1,849,623	1,718,841	8
Energy	629,418	592,839	6	2,577,551	2,404,525	7
Industrial Products	746,266	627,220	19	2,819,441	2,418,659	17
Intermodal	693,602	607,134	14	2,465,975	2,239,815	10

Total	$3,454,939	$3,069,668	13	$12,956,988	$11,691,977	11

Revenue Carloads:
Agricultural	227,456	228,912	(1)	882,861	883,844	—
Automotive	208,135	210,280	(1)	796,577	825,745	(4)
Chemicals	218,444	232,586	(6)	912,734	934,843	(2)
Energy	532,537	529,826	1	2,177,881	2,171,520	—
Industrial Products	368,259	368,304	—	1,509,081	1,514,466	—
Intermodal	864,586	824,337	5	3,264,303	3,127,385	4

Total	2,419,417	2,394,245	1	9,543,437	9,457,803	1

Average Revenue per Car:
Agricultural	$2,455	$2,059	19	$2,233	$1,895	18
Automotive	1,689	1,543	9	1,598	1,496	7
Chemicals	2,178	1,921	13	2,026	1,839	10
Energy	1,182	1,119	6	1,184	1,107	7
Industrial Products	2,026	1,703	19	1,868	1,597	17
Intermodal	802	737	9	755	716	5

Total	$1,428	$1,282	11	$1,358	$1,236	10

January 19, 2006	(2)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of December 31

(Dollars in Millions)

(Unaudited)

	2005	2004
Assets:
Cash and Temporary Investments	$773	$977
Other Current Assets	1,552	1,320
Investments	806	767
Properties - Net	31,975	31,014
Other Assets	514	518

Total	$35,620	$34,596

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$656	$150
Other Current Liabilities	2,728	2,381
Long Term Debt	6,760	7,981
Deferred Income Taxes	9,482	9,180
Other Long Term Liabilities	2,287	2,249
Common Shareholders’ Equity	13,707	12,655

Total	$35,620	$34,596

January 19, 2006	(3)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Twelve Months Ended December 31

(Dollars in Millions)

(Unaudited)

	2005	2004
Operating Activities:
Net Income	$1,026	$604
Depreciation	1,175	1,111
Deferred Income Taxes	320	359
Other	74	183

Cash Provided by Operating Activities	2,595	2,257

Investing Activities:
Capital Investments	(2,169)	(1,876)
Other	122	144

Cash Used in Investing Activities	(2,047)	(1,732)

Financing Activities:
Dividends Paid	(314)	(310)
Debt Repaid	(699)	(588)
Financings and Other - Net	261	823

Cash Used in Financing Activities	(752)	(75)

Net Change in Cash and Temporary Investments	$(204)	$450

January 19, 2006	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended December 31

(Unaudited)

	Fourth Quarter				Full Year
	2005	2004	Pct Chg		2005	2004	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,419	2,394	1		9,543	9,458	1
Revenue Ton-Miles (Billions)	136.3	137.0	(1)		548.8	546.3	—
Gross Ton-Miles (GTMs) (Billions)	262.1	262.2	—		1,043.9	1,037.5	1
Operating Margin	14.7%	6.3%	8.4	pt	13.2%	10.6%	2.6	pt
Operating Ratio	85.3%	93.7%	(8.4	) pt	86.8%	89.4%	(2.6	) pt
Average Employees	49,494	49,067	1		49,747	48,329	3
GTMs (Millions) per Average Employee	5.30	5.34	(1)		20.98	21.47	(2)
Average Fuel Price Per Gallon	$2.08	$1.46	42		$1.77	$1.22	45
Fuel Consumed in Gallons (Millions)	340	343	(1)		1,353	1,377	(2)
Fuel Consumption Rate (Gal per 000 GTM)	1.30	1.31	(1)		1.30	1.33	(2)
AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	20.5	20.5	—		21.1	21.4	(1)
Average Terminal Dwell Time (Hours)	29.8	31.2	(4)		28.7	30.5	(6)
Average Rail Car Inventory (a)	326,486	N/A	N/A		N/A	N/A	N/A
Financial:
Weighted Average Shares - Basic (Millions)	265.6	259.8	2		263.4	259.1	2
Weighted Average Shares - Diluted (Millions)	268.9	263.1	2		266.5	262.2	2
Effective Tax Rate	36.6%	17.7%	18.9	pt	28.6%	29.4%	(0.8	) pt
Debt to Capital (b)					35.1%	39.1%	(4.0	) pt
Lease Adjusted Debt to Capital (c)					43.6%	45.1%	(1.5	) pt
Free Cash Flow (Millions) (d)					$234	$215	9

(a)	On October 1, 2005, the rail car inventory measurement was standardized for all reporting railroads. Rail car inventory for prior periods was not recalculated.

(b)	Debt to capital is computed as follows: total debt divided by total debt plus equity.

(c)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases.

(d)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Full Year
	2005	2004
Cash Provided by Operating Activities	$2,595	$2,257
Cash Used in Investing Activities	(2,047)	(1,732)
Dividends Paid	(314)	(310)

Free Cash Flow	$234	$215

January 19, 2006	(A-1)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

By Quarter and Full Year 2005

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Period Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Operating Revenues	$3,152	$3,344	$3,461	$3,621	$13,578
Operating Expenses
Salaries, Wages, and Employee Benefits	1,099	1,075	1,093	1,108	4,375
Equipment and Other Rents	353	340	356	353	1,402
Depreciation	289	292	294	300	1,175
Fuel and Utilities	539	597	673	753	2,562
Materials and Supplies	135	128	140	143	546
Purchased Services and Other	424	444	424	431	1,723

Total Operating Expenses	2,839	2,876	2,980	3,088	11,783

Operating Income	313	468	481	533	1,795
Other Income - Net	20	29	42	54	145
Interest Expense	(132)	(128)	(124)	(120)	(504)

Income Before Income Taxes	201	369	399	467	1,436
Income Tax Expense	(73)	(136)	(30)	(171)	(410)

Net Income	$128	$233	$369	$296	$1,026

Basic Earnings Per Share	$0.49	$0.89	$1.40	$1.11	$3.89

Diluted Earnings Per Share	$0.48	$0.88	$1.38	$1.10	$3.85

January 19, 2006	(A-2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

By Quarter and Full Year 2005

(Unaudited)

	Period Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Commodity Revenue (000):
Agricultural	$447,902	$463,261	$501,689	$558,358	$1,971,210
Automotive	293,105	329,166	299,345	351,572	1,273,188
Chemicals	441,019	458,880	474,001	475,723	1,849,623
Energy	667,783	629,437	650,913	629,418	2,577,551
Industrial Products	630,196	718,977	724,002	746,266	2,819,441
Intermodal	523,927	596,755	651,691	693,602	2,465,975

Total	$3,003,932	$3,196,476	$3,301,641	$3,454,939	$12,956,988

Revenue Carloads:
Agricultural	215,755	215,257	224,393	227,456	882,861
Automotive	192,317	210,321	185,804	208,135	796,577
Chemicals	227,742	235,889	230,659	218,444	912,734
Energy	573,987	525,470	545,887	532,537	2,177,881
Industrial Products	358,560	397,418	384,844	368,259	1,509,081
Intermodal	731,843	806,633	861,241	864,586	3,264,303

Total	2,300,204	2,390,988	2,432,828	2,419,417	9,543,437

Average Revenue per Car:
Agricultural	$2,076	$2,152	$2,236	$2,455	$2,233
Automotive	1,524	1,565	1,611	1,689	1,598
Chemicals	1,936	1,945	2,055	2,178	2,026
Energy	1,163	1,198	1,192	1,182	1,184
Industrial Products	1,758	1,809	1,881	2,026	1,868
Intermodal	716	740	757	802	755

Total	$1,306	$1,337	$1,357	$1,428	$1,358

January 19, 2006	(A-3)